Exhibit 10.1

FIRST AMENDMENT TO PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO PURCHASE AGREEMENT, is effective as of the 1st day of July, 2002 (the “First Amendment”), by and between Horseshoe Gaming Holding Corp., a Delaware company (“Horseshoe”), and G.A. Robinson III (“Seller”).

RECITALS

     On June 30, 2002 Horseshoe and Seller entered into a Purchase Agreement providing that Horseshoe purchase 68 shares from Seller.

     On August 14, 2002 Horseshoe finalized and closed its accounts for the second quarter of 2002, which finalized the value of Seller’s capital account as of June 30, 2002. The Purchase Agreement reflected an estimated value of Seller’s Capital Account as of the date of the execution in the Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Second recital in the Purchase Agreement is deleted in its entirety and replaced with the following Recitals:

“Seller is the current owner of 237.15 shares (“Ownership Interest”) of Horseshoe and Seller has a capital account with a balance of $2,767,024.00 (the “Capital Account”). Seller desires to sell 68.000 share (the “Redeemed Shares”). Seller shall retain ownership of 169.15 shares.”

2. Paragraph number two is deleted from the Purchase Agreement in its entirety and replaced with the following paragraph 2:

“Seller hereby unconditionally releases and discharges Horseshoe from any and all claims, known or unknown, directly or indirectly related to or in any way connected with the Redeemed Shares and any and all agreements in any way connected with or related thereto other than this Agreement. Seller’s capital account shall be reduced by $793,401.00 representing a proportional reduction to this Capital Account as a result of the sale of the Redeemed Shares.”

     This First Amendment is incorporated into and hereby made a part of the original Purchase Agreement. All terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement,

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

HORSESHOE GAMING HOLDING CORP. A Delaware corporation
By:	/s/ Kirk Saylor

Kirk Saylor, Chief Financial Officer
Date:	August 15, 2002
SELLER:
/s/ G. A. Robinson III

G. A. Robinson III
Date:	August 21, 2002